EX-99 (h)(3)

EXHIBIT A

This Exhibit A, amended and restated as of             , 2009 for the addition of Inflation Protected Bond Fund, is the Exhibit A to that certain Administration and Accounting Services Agreement dated as of August 27, 2001 between PNC Global Investment Servicing (U.S.) Inc. (f/k/a PFPC Inc.) and GuideStone Funds (f/k/a AB Funds Trust).

FUNDS

DATE TARGET FUNDS

MyDestination 2005 Fund

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

ASSET ALLOCATION FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

Conservative Allocation Fund I

Balanced Allocation Fund I

Growth Allocation Fund I

Aggressive Allocation Fund I

SELECT FUNDS

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Extended-Duration Bond Fund

Inflation Protected Bond Fund

Global Bond Fund

Equity Index Fund

Real Estate Securities Fund

Value Equity Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Fund

EX-99 (h)(3)

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:
Name:	Jay F. Nusblatt
Title:	Senior Vice President

GUIDESTONE FUNDS

By:
Name:
Title: